November 21, 2002

Response Biomedical Corp
8855 Northbrook Crt
Burnaby, BC V5J 5J1 CAN

Attn: William Radvak and Robert Pilz

Dear Sirs:

DEMAND OPERATING FACILITY AGREEMENT

This Agreement Between:	The Toronto-Dominion Bank (the "Bank"), through its TD Tower Commercial Banking Centre Branch, in 700 Georgia Street W. Vancouver, B.C..

And

Borrower's Legal Name:	Response Biomedical Corp.
(herein called "the Borrower")

Borrower's Address:	8855 Northbrook Court, Burnaby, BC V5J 5J1.

is made as of:	November 21, 2002

Whereas:	(i) the Bank has agreed to establish a revolving demand credit facility (the "Facility")

(ii) the Facility will operate on the basis established in this Commercial Banking Demand Operating Facility Agreement including without limitation the Standard Terms and Conditions attached as Schedule "A" (the "Agreement"), the terms of which may be changed by the Bank from time to time at the Bank's sole discretion;

In consideration of the Bank establishing the Facility, the Borrower hereby agrees with the Bank to the following terms and conditions:

CREDIT LIMIT	Amounts outstanding under the Facility will at all times be the lesser of
1a) USD$500,000 [or its CDN$ Equivalent]
I b) USD$665,000 [or its CDN$ Equivalent]
net of a USD$25,000 interest reserve which is to be held back from the combined loan limit of Facility 1a and 1b, at all times.

PURPOSE	The Borrower will use the Facility to fund working capital.

BORROWING
OPTIONS	The Bank will make the Facility available by way of:
• Prime Rate Based Loans in CDN$ ("Prime Based Loans")
• United States Base Rate Loans in US$ ("USBR Loans")
INTEREST RATES
AND STAMPING
FEES	For the Borrowing Options available to the Borrower, interest rates and fees are as follows:

• Prime Based Loans - Prime Rate + 0.00% per annum
• USBR Loans - USBR + 0.00% per annum

Information on Interest Rate Definitions, Interest Calculations and Payment is set out in the Schedule "A" attached hereto.

ARRANGEMENT
FEE	For Facility I b:
The Borrower will pay a non-refundable arrangement fee of:

USD$750 -Commercial Banking Arrangement Fee and Letter of Credit set-up fees:
50 bps per annum, minimum USD$250 per Bank Sarasin and Royal Bank Letter of Credit
40 bps per annum, minimum USD$250 per Wells Fargo Letter of Credit prior to the first drawdown hereunder.

ANNUAL RENEWAL
FEE	For Facility 1a and Facility lb combined: CAD$250

DRAWDOWN	For Facility 1a:
As required via overdraft up to USD$500,000, net of a USD$25,000 interest reserve which is to be held back from the combined loan limit of Facility 1 a and I b, at all times.

For Facility 1 b:
As required via overdraft up to USD$665,000, net of a USD$25,000 interest reserve which is to be held back from the combined loan limit of Facility 1 a and 1 b, at all times.

The Borrower will follow the provisions set out in this Agreement with respect to Notice periods, minimum amounts of draws, and interest periods, and applicable terms.

OVERDRAFTS	The Borrower will have access to Prime Based Loans in CAD and United States Base Rate Loans in USD via overdraft from Current Account Number 9699-0630562 and/or 9512-7306363 at Branches #9512 and #9699 (the "Current Account") up to the Credit Limit.

The total of CDN$ loans and CDN equivalent of USBR Loans via overdrafts can not exceed the limits defined under "Credit Limit" above.

REPAYMENT	The Borrower agrees to repay the Bank on demand. If the Bank demands repayment, the Borrower will pay to the Bank all amounts outstanding under the Facility, including without limitation, as applicable, the amount of all unmatured B/As and the amount of all drawn and undrawn L/Gs and L/Cs. All costs to the Bank and all loss suffered by the Bank in re-employing the amounts so repaid will be paid by the Borrower.

In absence of prior demand, Facility 1 a is to be repaid in full on or before June 15, 2003.
In absence of prior demand, Facility 1 b is to be repaid in full on or before September 15, 2003.

SECURITY	The Borrower will provide the following security to support all of its present and future indebtedness and liability to the Bank including without limitation indebtedness and liability under guarantees, foreign exchange contracts, cash management products, and derivative contracts:

For Facility 1a:
	a)	Irrevocable Standby Letter of Credit - USD$500,000 issued by Bank Sarasin of Basel Switzerland in favour of TD Bank, Global Trade Finance and Financial Institutions, expiring June 30, 2003.

For Facility 1 b:
	a)	Irrevocable Standby Letter of Credit - USD$500,000 issued by Bank Sarasin of Basel Switzerland in favour of TD Bank, Global Trade Finance and Financial Institutions, expiring September 30, 2003;
	b)	Irrevocable Standby Letter of Credit - USD$100,000 issued by Wells Fargo, California, USA in favour of TD Bank, Global Trade Finance and Financial Institutions, expiring September 30, 2003;
	c)	Irrevocable Standby Letter of Credit - USD$50,000 issued by The Royal Bank of Canada in favour of TD Bank, Global Trade Finance and Financial Institutions, expiring September 30, 2003;
	d)	Guarantee- limited to USD$15,000 - from William J. Radvak, supported by: i) Assignment of Term Deposits and Balances in the amount of USD$15,000.

All persons and entities required to provide a guarantee shall be referred to herein individually as a "Guarantor" and collectively as the "Guarantors".

All of the above security and guarantees shall be referred to collectively in this Agreement as "Bank Security". The security will be registered in first position, and will be on the Bank's standard form, supported by resolutions and solicitor's opinion, all acceptable to the Bank.

REPORTING
REQUIREMENTS	The Borrower will provide:
	a)	annual audited financial statements within 120 days of fiscal year end and management prepared quarterly financial statements within 60 days of each fiscal quarter-end (Q1, Q2, and Q3, respectively).

ANCILLARY
FACILITIES	In addition to the Facility, the Bank has made available to the Borrower the following ancillary facilities (the "Ancillary Facilities") which the Borrower agrees will not be used for speculative purposes:
	1)	EDI Facility- limit of CAD5,000 secured by an Assignment of Term Deposit and Balances in the amount of CAD$5,000

The Ancillary Facilities may be subject to the terms of a Master Agreement and the terms of such Master Agreement shall govern all transactions entered into under such facilities.

SCHEDULE "A" TERMS AND CONDITIONS		Schedule "A" sets out the Standard Terms and Conditions ("Standard Terms and Conditions") which are applicable to the Borrower and which apply to this Facility. The Standard Terms and Conditions, including the defined terms set out therein, form part of this Agreement, unless this letter states specifically that one or more of the Standard Terms and Conditions do not apply or are modified.

AVAILABILITY
OF THE FACILITY	The Borrower acknowledges that the Facility is uncommitted and is not automatically available upon satisfaction of the terms and conditions, including without limitation the financial tests set out herein.

The Bank can demand repayment and cancel the availability of the Facility at any time.

We trust you will find these facilities helpful in meeting your ongoing financing requirements. We ask that you acknowledge this offer of financing (which includes the Standard Terms and Conditions) by signing and returning the attached duplicate copy of this agreement to the undersigned by December 6, 2002.

Yours truly,

THE TORONTO-DOMINION BANK:

/s/ Simon Tan	T 829	/s/ David Hurner	H 732
Simon Tan	Signing	David Hurner	Signing
Relationship Manager	No.	Manager, Commercial Credit	No.

Response Biomedical Corp.

The Terms and Conditions of this Agreement, including the attached Schedule "A" are acknowledged and accepted by the Borrower. The following persons have the capacity to bind the Borrower.

Borrower's authorized officers or representatives:

/s/ Robert Pilz	/s/ Brian Richards
Signature	Signature

Robert Pilz	Brian Richards, EVP
Print Name and Position	Print Name and Position

11/25/02	11/25/02
Date	Date

cc. Guarantor(s)- William Radvak

The Bank is providing the guarantor(s) with a copy of this letter as a courtesy only. The delivery of a copy of this letter does not create any obligation of the Bank to provide the guarantor(s) with notice of any changes to the credit facilities, including without limitation, changes to the terms and conditions, increases or decreases in the amount of the credit facilities, the establishment of new credit facilities or otherwise. The Bank, may, or may not, at its option, provide the guarantor(s) with such information, provided that the Bank will provide such information upon request of the guarantor.

B/As
The Borrower shall advise the Bank of the requested term or maturity date for B/As issued hereunder. The Bank shall have the discretion to restrict the term or maturity dates of B/As. The minimum amount of a drawdown by way of B/As is $500,000 and in multiples of $100,000 thereafter. The Borrower shall provide the Bank with 3 Business Days notice of a requested B/A drawdown.

LIBOR
The Borrower shall advise the Bank of the requested LIBOR contract maturity or interest period. The Bank shall have the discretion to restrict the LIBOR contract maturity. The minimum amount of a drawdown by way of a LIBOR Loan is $1,000,000, and shall be in multiples of $100,000 thereafter. The Borrower will provide the Bank with 3 Business Days notice of a requested LIBOR Loan.

UC and/or L/G
The Bank shall have the discretion to restrict the maturity date of UGs or L/Cs.

B/A - Prime Conversion
The Borrower will provide the Bank with at least 3 Business Days notice of the Borrower's intention either to convert a B/A to a Prime Based Loan or vice versa, failing which, the Bank may decline to accept such additional B/As or may charge interest on the amount of Prime Based Loans resulting from maturity of B/As at the rate of 115% of the rate applicable to Prime Based Loans for the 3 day period immediately following such maturity. Thereafter, the rate shall revert to the rate applicable to Prime Based Loans.

5. OTHER REQUIREMENTS
In addition to all of the other obligations in this Agreement the Borrower will:

(i)	pay all amounts outstanding to the Bank when due or demanded,
(ii)	maintain its existence as a sole proprietorship, corporation, partnership or limited partnership, as the case may be, and keep all material agreements, rights, franchises, licenses, operations, contracts or other arrangements in full force and effect,
(iii)	pay all taxes,
(iv)	maintain its property, plant and equipment in good repair and working condition,
(v)	continue to carry on the business now being carried on,
(vi)	maintain adequate insurance on all of its assets, undertakings, and business risks, and
(vii)	permit the Bank and its authorized representatives full access to its premises, business, financial and computer records and allow the duplication or extraction of pertinent information therefrom.

The Borrower will not:

(i)	create, incur, assume, or suffer to exist, any mortgage, deed of trust, pledge, lien, security interest, assignment, charge, or encumbrance (including without limitation, any conditional sale, or other title retention agreement, or finance lease) of any nature, upon or with respect to any of its property, now owned or hereafter acquired except for those Permitted Liens set out in the Letter.
(ii)	merge or amalgamate with any other entity or permit any change of ownership or change its capital structure, and
(iii)	sell, lease, assign, or otherwise dispose of all or substantially all of its assets.

6. ADDITIONAL INFORMATION AND SECURITY
The Borrower will provide, or cause to be provided, whatever information the Bank may request from time to time. The Borrower will provide, or cause to be provided, any security or guarantees required by the Bank from time to time.

7. CURRENCY INDEMNITY
US$ loans must be repaid with US$ and CDN$ loans must be repaid with CDN$ and The Borrower shall indemnify the Bank for any loss suffered by the Bank if US$ loans are repaid with CDN$ or vice versa, whether such payment is made pursuant to an order of a court or otherwise.

8. TAXATION ON PAYMENTS
All payments made by the Borrower to the Bank will be made free and clear of all present and future taxes (excluding the Bank's income taxes), withholdings or deductions of whatever nature. If these taxes, withholdings or deductions are required by applicable law and are made, the Borrower shall, as a separate and independent obligation, pay to the Bank all additional amounts as shall fully indemnify the Bank from any such taxes, withholdings or deductions.

9. ENVIRONMENTAL REPRESENTATION AND UNDERTAKINGS
The Borrower represents, warrants and covenants (which representation, warranty and covenant shall continue each day hereafter) that its property and business is being operated in compliance with applicable environmental, health and safety laws and regulations and that there are no judicial or administrative proceedings in respect thereto.

The Borrower shall, when asked by the Bank, at its expense, obtain and provide to the Bank an appraisal, environmental audit or inspection report of any of its property from appraisers, auditors or inspectors acceptable to the Bank.

The Borrower will defend, indemnify and hold harmless the Bank, its officers, directors, employees, agents and shareholders, against all loss, costs, claims, damages and expenses (including legal, audit and inspection expenses) which may be suffered or incurred in connection with the breach of this environmental representation, warranty and covenant and against environmental damage occasioned by the Borrower's activities or by contamination of or from any of the Borrower's property.

10. REPRESENTATION
No representation or warranty or other statement made by the Bank concerning any of the credit facilities shall be binding on the Bank unless made by it in writing as a specific amendment to the Agreement.

11. BANK MAY CHANGE AGREEMENT
The Bank may change the provisions of this Agreement from time to time. These changes include, without limitation, changes to the Credit Limit, interest rate, or fees payable by the Borrower. The Bank will notify the Borrower of any change in this Agreement by mail, hand delivery, electronic mail or facsimile transmission or for a change in any interest rates or interest rate definitions by posting a notice in all of the Bank's branches. The Bank is not required to notify a Guarantor of any change in the Agreement, including without limitation, any increase in the Credit Limit, Overdraft Limit or Loan Amount. If more than one Person signs this Agreement, communication with any one Person will serve as notice to all.

12. METHOD OF COMMUNICATION
The Bank may communicate with the Borrower by ordinary, uninsured mail or other means, including hand delivery, electronic mail or facsimile transmission. Mailed information is deemed to be received by the Borrower five days after mailing. Delivered information is deemed to be received when delivered or left at the Borrower's address. Electronically delivered information is deemed to be received when sent. Messages sent by facsimile are deemed to be received when the Bank receives a fax confirmation.

13. EXPENSES
The Borrower shall pay all fees and expenses (including but not limited to all legal fees) incurred by the Bank in connection with the preparation, registration and ongoing administration of this Agreement and the Bank Security and with the enforcement of the Bank's rights and remedies under this Agreement and the Bank Security whether or not any amounts are advanced under the Agreement. These fees and expenses shall include, but not be limited to, all outside counsel expenses and all in-house legal expenses, if in-house counsel are used, and all outside professional advisory expenses. The Borrower shall pay interest on unpaid amounts due pursuant to this paragraph at the All-In Rate plus 2% per annum.

14. NON WAIVER
Any failure by the Bank to object to or take action with respect to a breach of this Agreement or any Bank Security shall not constitute a waiver of the Bank's right to take action at a later date on that breach. No course of conduct by the Bank will give rise to any reasonable expectation which is in any way inconsistent with the terms and conditions of this Agreement and the Bank Security or the Bank's rights thereunder.

15. EVIDENCE OF INDEBTEDNESS
The Bank shall record on its records the amount of all advances made hereunder, payments made in respect thereto, and all other amounts becoming due to the Bank under this Agreement. The Bank's records constitute, in the absence of manifest error, conclusive evidence of the Borrower's indebtedness to the Bank pursuant to this Agreement.

The Borrower will sign an indemnity agreement for all L/Cs and L/Gs issued by the Bank.

With respect to chattel mortgages taken as Bank Security, this Agreement is the Promissory Note referred to in same chattel mortgage, and the indebtedness incurred hereunder is the true indebtedness secured by the chattel mortgage.

16. ENTIRE AGREEMENTS
This Agreement replaces any previous letter agreements dealing specifically with the Facility. Agreements relating to other credit facilities made available by the Bank continue to apply for those other credit facilities.

17. ASSIGNMENT
The Bank may assign or grant participation in all or part of this Agreement or in any loan made hereunder without notice to and without the Borrower's consent.

The Borrower may not assign or transfer all or any part of its rights or obligations under this Agreement.

18. RELEASE OF INFORMATION
The Borrower hereby irrevocably authorizes and directs its accountant, (the "Accountant") to deliver all financial statements and other financial information concerning the Borrower to the Bank and agrees that the Bank and the Accountant may communicate directly with each other.

19. USE OF INFORMATION
The word "Information" means the Borrower's business and credit information and the Guarantor's business and credit information. It includes information provided to the Bank by the Borrower and Guarantors, including through the products and services the Borrower uses, and information obtained from others.

The Borrower and the Guarantor agree to the use of its information as follows:

(i)	Use of information -The Bank may use information to establish and serve the Borrower as its customer, determine whether any products or services of the TD Bank Financial Group are suitable for the Borrower and offer them to the Borrower, or when required or permitted by law. The Bank may share information within the TD Bank Financial Group where permitted by law;
(ii)	Collection and Use of Credit Information - THE BANK MAY OBTAIN INFORMATION FROM PARTIES OUTSIDE THE TO BANK FINANCIAL GROUP, INCLUDING THROUGH A CREDIT CHECK, AND VERIFY INFORMATION WITH THEM. THE BORROWER AND THE GUARANTOR AUTHORIZE THOSE PARTIES TO GIVE THE BANK INFORMATION. The Bank may disclose information to other lenders and credit bureaus.

The Borrower and the Guarantor may obtain the privacy code - "Protecting Your Privacy'- or review its options for refusing or withdrawing this consent, including its option not to be contacted about offers of products or services, by contacting the Branch or calling the Bank at 1-800-9TD BANK.

20. SET-OFF
In addition to and not in limitation of any rights now or hereafter granted under applicable law, the Bank may at any time and from time to time without notice to the Borrower or any other Person, any notice being expressly waived by the Borrower, set-off and apply any and all deposits, general or special, time or demand, provisional or final, matured or unmatured, in any currency, and any other indebtedness or amount payable by the Bank (irrespective of the place of payment or booking office of the obligation), to or for the Borrower's credit of or the Borrower's account against and on account of the indebtedness and liability under this Agreement notwithstanding that any of them are contingent or unmatured or in a different currency than the indebtedness and liability under this Agreement.

When applying a deposit or other obligation in a different currency than the indebtedness under this Agreement to the indebtedness under this Agreement, the Bank will convert the deposit or other obligation to the currency of indebtedness under this Agreement using the Bank's noon spot rate of exchange for the conversion of such currency.

21. MISCELLANEOUS
i)	The Borrower has received a signed copy of this Agreement;

ii)	If more than one Person, firm or corporation signs this Agreement as the Borrower, the Bank may require payment of all amounts payable under this Agreement from any one of them, or a portion from each, but the Bank is released from any of its obligations by performing that obligation to any one of them;

iii)	Accounting terms will (to the extent not defined in this Agreement) be interpreted in accordance with accounting principles established from time to time by the Canadian Institute of Chartered Accountants (or any successor) consistently applied, and all financial statements and information provided to the Bank will be prepared in accordance with those principles;
iv)	This Agreement is governed by the law of the Province or Territory where the Branch/Centre is located.
v)	Unless stated otherwise, all amounts referred to herein are in Canadian dollars.

December 31, 2002

Response Biomedical Corp
8855 Northbrook Crt
Burnaby, BC V5J 5J1

Attn: Robert Pilz

Dear Sirs

DEMAND OPERATING FACILITY AGREEMENT AMENDMENT

This Amending Agreement between:	The Toronto-Dominion Bank (the "Bank"), through its TD Tower Commercial Banking Centre Branch, in 700 Georgia Street W. Vancouver, B.C.. And

Borrower's Legal Name:	Response Biomedical Corp. (herein called "The Borrower")

Borrower's Address:	8855 Northbrook Court, Burnaby, BC V5J 5J1.

is made as of:	December 31, 2002

Whereas:	(i) the Bank has agreed to establish a revolving demand credit facility (the "Facility") as per the Demand Operating Facility Agreement dated November 21, 2002 which together with Schedule"A" of the Demand Operating Facility Agreement comprise the "Agreement".

In consideration of the Bank continuing to make the Facility available, The Borrower hereby agrees with the Bank to the following amendments to the terms and conditions of the Agreement:

SECURITY	The Borrower will provide the following security to support all of its present and future indebtedness and liability to the Bank including without limitation indebtedness and liability under guarantees, foreign exchange contracts, cash management products, and derivative contracts:

For Facility 1a:
	a)	Irrevocable Standby Letter of Credit - USD$500,000 issued by Bank Sarasin of Basel Switzerland in favour of TD Bank, Global Trade Finance and Financial Institutions, expiring June 30, 2003.

For Facility 1 b:
	a)	Irrevocable Standby Letter of Credit - USD$500,000 issued by Bank Sarasin of Basel Switzerland in favour of TD Bank, Global Trade Finance and Financial Institutions, expiring September 30, 2003;
	b)	Irrevocable Standby Letter of Credit - USD$100,000 issued by Wells Fargo, California, USA in favour of TD Bank, Global Trade Finance and Financial Institutions, expiring September 30, 2003;
	c)	Irrevocable Standby Letter of Credit - USD$50,000 issued by The National Bank of Canada in favour of TD Bank, Global Trade Finance and Financial Institutions, expiring September 30, 2003;
	d)	Guarantee- limited to USD$15,000 - from William J. Radvak, supported by: i) Assignment of Term Deposits and Balances in the amount of USD$15,000.

All persons and entities required to provide a guarantee shall be referred to herein individually as a "Guarantor" and collectively as the "Guarantors".

All of the above security and guarantees shall be referred to collectively in this Agreement as "Bank Security". The security will be registered in first position, and will be on the Bank's standard form, supported by resolutions and solicitor's opinion, all acceptable to the Bank.

ANCILLARY
FACILITIES	In addition to the Facility, the Bank has made available to the Borrower the following ancillary facilities (the "Ancillary Facilities") which the Borrower agrees will not be used for speculative purposes:

	1)	EDI Facility- limit of CAD$2,500 secured by an Assignment of Term Deposit and Balances in the amount of CAD $2 500.

The Ancillary Facilities may be subject to the terms of an agreement, including without limitation, a master agreement or cardholder agreement and the terms of such other agreement shall govern all transactions entered into under such facilities.

OTHER TERMS
SCHEDULE "A"
TERMS AND
CONDITIONS	Schedule "A" sets out the Standard Terms and Conditions ("Standard Terms and Conditions") which are applicable to the Borrower and which apply to this Facility. The Standard Terms and Conditions, including the defined terms set out therein, form part of this Agreement, unless this letter states specifically that one or more of the Standard Terms and Conditions do not apply or are modified.

AVAILABILITY OF
THE FACILITY	The Borrower acknowledges that the Facility is uncommitted and is not automatically available upon satisfaction of the terms and conditions, including without limitation the Financial Tests set out herein.

The Bank can demand repayment and cancel the availability of the Facility at any time.

Unless otherwise stated, the amendments outlined above are in addition to the Terms and Conditions of the existing Agreement. All other terms and conditions remain unchanged. We ask that you acknowledge your agreement to these amendments by signing and returning the attached duplicate copy of this Amending Agreement to the undersigned. The amendments will not come into force unless the duplicate of this Amending Agreement is received by the Bank on or before January 31, 2003.

Yours truly,

TTHE TORONTO-DOMINION BANK:

/s/ Simon Tan	T 829	/s/ David Hurner	H 732
Simon Tan	Signing	David Hurner	Signing
Relationship Manager	No.	Manager, Commercial Credit	No.

Response Biomedical Corp.

The Terms and Conditions of this Agreement, including the attached Schedule "A" are acknowledged and accepted by the Borrower. The following persons have the capacity to bind the Borrower.

Borrower's authorized officers representatives:

/s/ Robert Pilz	/s/ Brian Richards
Signature	Signature

Robert Pilz	Brian Richards, EVP
Print Name and Position	Print Name and Position

FAX	Linda 604-412-9830 Kathrin Banking Agreements DATE: July 21, 2003

June 18, 2003

Response Biomedical Corp
8855 Northbrook Crt
Bumaby, BC V5J 5J1

Attn: Bill Radvak, John Meekison

Dear Sirs

DEMAND OPERATING FACILITY AGREEMENT AMENDMENT

This Amending
Agreement between:	The Toronto-Dominion Bank (the "Bank"), through its TD Tower Branch Commercial Banking centre branch, in 700 Georgia Street W., Pacific Centre.

and

Borrower's Legal Name:	Response Biomedical Corp (herein called "The borrower")

Borrower's Address:	8855 Northbrook Crt, Burnaby, BC, VSJ 5J1.

Whereas:	(i) the Bank has agreed to establish a revolving demand credit facility (the "Facility") as per the Demand Operating Facility Agreement dated November 21, 2002 which together with Schedule "A" of the Demand Operating Facility Agreement comprise the "Agreement".

(ii) the Agreement was subsequently amended by way of (a) Demand operating Facility Amending agreement dated December 31, 2002 which together with the Agreement now comprise the "Agreement".

In consideration of the Bank continuing to make the Facility available, The Borrower hereby agrees with the Dank to the following amendments to the terms and conditions of the Agreement: ,

CREDIT LIMIT:	Amounts outstanding under the Facility will at all times be the lesser of:
1a) USD$1,515,000 [or its CDN $ Equivalent]
1 b) USD$150,000 [or its CDN$ Equivalent]
net of a USD$37,500 interest/exchange rate reserve which is to be held back from the combined loan limit of Facility 1a and 1b, at all times.

DRAWDOWN	For Facility 1a;
As required via overdraft up to USD$1,915,000, net of a USD$,37,500 interest reserve which is to be held back from the combined loan limit of Facility 1a and 1b, at all times.

For Facility 1b:
As required via overdraft up try USD$150,000, net of a USD$37,800 interest reserve which is to be held back from the combined loan limit of Facility 1a and 1 b, at all times.

The borrower will follow the provisions set out in this Agreement with respect to Notice periods, minimum amounts of draws, and interest periods, and applicable terms.

REPAYMENT	The Borrower agrees to repay the Bank an demand. If the Bank demands repayment, the Borrower will pay to the Bank all amounts outstanding under the Facility, including without limitation, as applicable, the amount of all unmatured B/As and the amount of all drawn and undrawn L/Gs and L/Cs. All costs to the Bank and all loss suffered by the Bank in re-employing the amounts so repaid will be paid by the Borrower.

In absence of prior demand, Facility la is to be repaid in full on or before June 15, 2004. In absence of prior demand, Facility 1 b is to be repaid in full on or before September 15, 2003.

EXTENSION
FEE	The Borrower will pay a non-refundable confirmation fee of 0.5°% for Facility #1a to TD Global Trade Finance prior to the first drawdown hereunder,

SECURITY	The Borrower will provide the following security to support all of its present and future indebtedness and liability to the Bank including without limitation indebtedness and liability under guarantees, foreign exchange contracts, cash management products, and derivative contracts:

For Facility 1a:
	a)	Irrevocable Standby Letter of Credit -.USD$500,000 issued by Bank Sarasin of Basel Switzerland in favour of TD Bank, Global Trade Finance and Financial Institutions, expiring June 30 2004.
	b)	Irrevocable Standby Letter of Credit - USD$1,000,000 issued by Bank Sarasin of Basel Switzerland in favour of TD Bank, Global Trade Finance and Financial Institutions, expiring June 30 2004.
	c)	Guarantee - limited to USD$15,000 - from William J. Radvak, supported by:
i) Assignment of Term Deposits and Balances in the amount of USD$15,000.

For Facility 1 b;
	a)	Irrevocable Standby Letter of Credit- USD$100,000 issued by Wells Fargo, California, USA In favour of TD Bank, Global Trade Fln2nce and Financial Institutions, expiring September 30, 2003;
	b)	Irrevocable Standby Letter of Credit- USD$50,000 Issued by The National Bank of Canada In favour of TD Bank, Global Trade Finance and. Financial Institutions, expiring September 30, 2003:

All persons and entities required, to provide' a guarantee shall be referred to herein individually as a "Guarantor" and collectively as the "Guarantors".

All of the above security and guarantees shall be referred to collectively in this Agreement as “Bank Security”. The security will be registered in first position, and will be on the Bank's standard form, supported by resolutions and solicitor's opinion, all acceptable to the Bank.

AVAILABILITY
OF THE FACILITY	The Borrower acknowledges that the Facility is uncommitted and is not automatically available upon satisfaction of the terms and conditions, including without limitation the Representations & Warranties, Positive Covenants, Negative Covenants, or Financial Covenants set out herein..

The Bank can demand repayment and/or cancel the availability of the Facility at any time.

SCHEDULE “A”
TERMS AND
CONDITIONS	Schedule “A” sets out the Standard Terms and Conditions ('Standard Terms and Conditions") which are applicable to the Borrower and which apply to this Facility. The Standard Terms and Conditions, including the defined terms set out therein, form part of this Agreement, unless this letter states specifically that one or more of the Standard Terms and Conditions do not apply or are modified.

Unless otherwise stated, the amendments outlined above are in addition to the Terms and Conditions of the existing Agreement. All other terms and conditions remain unchanged. We ask that you acknowledge your agreement to these amendments by signing and returning the attached duplicate Copy of this Amending Agreement to the undersigned, The amendments will not come into force unless the duplicate of this Amending Agreement is received by the Bank on or before June 30, 2003.

Yours truly,

THE TORONTO-DOMINION BANK

/s/ Simon Tan	/s/ David Hurner
Simon Tan	David Hurner
Relationship Manager	Manager, Commercial Credits

Response Biomedical Corp.

The foregoing is acknowledged and accepted by the Borrower. The following persons have the capacity to bind the Borrower.

Borrower's authorized officers or representatives:

/s/ Bill Radvak	/s/ John Meekison
Signature	Signature

Bill Radvak, CEO	John Meekison
Print Name and Position	Print Name and Position

June 20, 2003	June 20, 2003
Date	Date

Attn: Simon Tan / Kathrin

Trans. No.: 3489

FILE COPY

THE TORONTO DOMINION BANK
GLOBAL TRADE FINANCE AND FTNANCIAL INSTITUTIONS
EXPORT LETTERS OF CREDIT DEPARTMENT
P.O. BOX 10003 PACIFIC CENTRE
480 - 700 WEST GEORGIA STREET
VANCOUVER, B.C. V7Y 1A2
TELEPHONE: (604) 654-3130 FAX: (604) 654-3978

NOTIFICATION OF IRREVOCABLE DOCUMENTARY CREDIT

OUR REFERENCE: S814729

DATE: 13 MAY, 2003

BENEFICIARY:                                                                               A/C RESPONSE BIOMEDICAL CORP.
TORONTO DOMINION BANK
499 GRANVILLE & PENDER STREET
VANCOUVER, B.C. V6C 1V3
ATTN: SIMON TAN/KATHRIN TEICHRIES

ISSUING BANK:
BANK SARASIN AND CO. LTD.
ELISABETHENSTRASSE 62
POSTFACH CH-4002
BASEL, SWITZERLAND

ISSUING BANK REFERENCE NO. 5917

AMOUNT: U.S. DOLLARS 500,000.00

DEAR SIR(S):

AT THE REQUEST OF OUR CORRESPONDENT, WE ENCLOSE AMENDMENT NO. 001 TO THE ABOVE -MENTIONED STANDBY LETTER OF CREDIT.

THE VALIDITY OF THIS CREDIT IS EXTENDED TO JUNE 30, 2004. WE HAVE OBTAINED CREDIT APPROVAL FOR THE EXTENDED PERIOD AND OUR INTERNAL CONFIRMATION (OPTION *2) PROVIDED TO YOUR BRANCH IS ALSO EXTENDED TO JUNE 30, 2004.

WE SHALL CHARGE YOU FOR OUR COMMITMENT FEE AT 0.5 PERCENT (USD 2,500.00) PER ANNUM (ISSUING BANK A/C RATING *4A).

WE ARE PLEASED TO ANSWER ANY QUESTIONS YOU MAY HAVE CONCERNING THE CREDIT AND TO ASSIST YOU IN OBTAININ PAYMENT. PLEASE FEEL

THIS NOTIFICATION CONSISTS OF TWO (2) PAGES

THE TORONTO DOMINION BANK, GLOBAL TRADE FINANCE - VANCOUVER
NOTIFICATION OF IRREVOCABLE DOCUMENTARY CREDIT

BANK SARASIN AND CO. LTD. BASEL, SWITZERLAND REF. NO. 59I.7 OUR REF: S814729

FREE TO CALL MR. WING FU AT (6O4) 654-3830 OR JOHN LAI AT (604) 654-3150.

/S/ SIGNATURE     L1028

AUTHORIZED SIGNATURE

RPT762	TORONTO-DOMINION BANK	PAGE:	01
DATE: 03/05/18	LETTERS OF CREDIT
TIME: 11:01:07	INTERNATIONAL CENTRE - TORONTO
	MT 799

RECEIVED FROM : SARACHBBAXXX04672	0953	13TDOMCATTCXXX53642
	1553	13SARACHBBAXXX04392
	799	02

FREE FORMAT MESSAGE

20 : TRANSACTION REFERENCE NUMBER	: AFLI / 7268

79 : NARRATIVE

PLEASE FOREARD THIS MESSAGE TO:

THE TORONTO DOMINION BANK GLOBAL TRADE FINANCE AND FINANCIAL INSTITUTIONS, VANCOUVER. SWIFT ADDRESS: TDOMCATTVAN

OUR L/C NO. 5917 IN THE AMOUNT OF USD 500,000.00 IN FAVOUR OF THE TORONTO DOMINION BANK, 499 GRANVILLE STREET PENDER, BRITISH COLUMBIA, CANADA FOR RESPONSE BIOMEDICAL CORP. 8855 NORTHBROOK COURT, BURNABY, BRITISH COLUMBIA, CANADA, WE HEREBY EXTEND THE VALIDITY OF OUR GUARANTEE NO. 5917 UNTIL 30 JUNE 2004. ALL OTHER CONDITIONS REMAIN UNCHANGED AS STIPULATED IN OUR ORIGINAL. GUARANTEE DATED 15 JULY 2002.

THIS SWIFT IS THE OPERATIVE INSTRUMENT AND NO MAIL CONFIRMATION WILL FOLLOW.

YOUR FAITHFULLY
BANK SARASIN AND CO. LTD.
LINDA AFFOLTER

-MAC/CEO57AA2

*** END DF MESSAGE ***

Attn: Simon Tan Trans No.: 3489

THE . TORONTO DOMINION BANK
GLOBAL TRADE FINANCIAL AND FINANCIAL INSTITUTIONS
EXPORT LETTERS OF CREDIT DEPARTMENT
P.O. BOX 10003, PACIFIC CENTRE
480 - 700 WEST GEORGIA STREET
VANCOUVER, B.C. V7Y 1A2
TELEPHONE: (604) 654-3150 FAX: (604) 654-3978

NOTIFICATION OF IRREVOCABLE DOCUMENTARY CREDIT

OUR REFERENCE: S815317

DATE: 20 MAY, 2003

BENEFICIARY:                                                                               A/C RESPONSE BIOMEDICAL CORP.
TORONTO DOMINION BANK
499 GRANVILLE & PENDER STREET
VANCOUVER, B.C. V6C 1V3
ATTN: SIMON TAN/KATHRIN TEICHRIES

ISSUING BANK:

BANK SARASIN AND CO. LTD.
ELISABETHENSTRASSE 62
POSTFACH CH-4002
BASEL., SWITZERLAND

ISSUING BANK REFERENCE NO, 5952

AMOUNT. U.S. DOLLARS 1,000,000.00

DEAR SIR(S):

AT THE REQUEST OF OUR CORRESPONDENT, WE ENCLOSE AMENDMENT NO. 001 TO THE ABOVE-MENTIONED STANDBY LETTER OF CREDIT.

THE AMOUNT OF THE CREDIT IS INCREASED BY USD 500,000.00 TO A NEW TOTAL AMOUNT OF USD 1,000,000.00. THE VALIDITY OF THIS CREDIT IS ALSO EXTENDED TO JUNE 30, 2004, WE HAVE OBTAINED CREDIT APPROVAL FOR THE NEW TOTAL AMOUNT OF USD 1,000,000.00 AND OUR INTERNAL CONFIRMATION (OPTION #2) PROVIDED TO YOUR BRANCH IS ALSO EXTENDED TO JUNE 30, 2004.

WE SHALL CHARGE YOU FOR OUR COMMITMENT FEE AT 0.5 PERCENT PER ANNUM (ISSUING BANK A/C RATING #4A).

THIS NOTIFICATION CONSISTS OF TWO (2) PAGES

RPT762	TORONTO-DOMINION BANK	PAGE:	0
DATE: 03/05/20	LETTERS OF CREDIT
TIME: 11:15:25	INTERNATIONAL CENTRE - VANCOUVER
	MT 799

RECEIVED FROM : SARACHBBAXXX04672	0958	20TDOMCATTCVAN6662973304392
	799	02

FREE FORMAT MESSAGE

20 : TRANSACTION REFERENCE NUMBER	: AFLI / 7268

79 : NARRATIVE

PLEASE FOREARD THIS MESSAGE TO:

THE TORONTO DOMINION BANK GLOBAL TRADE FINANCE AND FINANCIAL INSTITUTIONS, VANCOUVER. SWIFT ADDRESS: TDOMCATTVAN

OUR L/C NO. 5952 IN THE AMOUNT OF USD 500,000.00 IN FAVOUR OF THE TORONTO DOMINION BANK, 499 GRANVILLE STREET PENDER, BRITISH COLUMBIA, CANADA FOR RESPONSE BIOMEDICAL CORP. 8855 NORTHBROOK COURT, BURNABY, BRITISH COLUMBIA, CANADA, WE HEREWITH INCREASE THE AMOUNT OF OUR L/C BY USD 500,000.00 UP TO NEW MAXIMUM AMOUNT OF USD 1,000,000.00 (US DOLLARS ONE MILLION) ANS EXTEND THE VALIDITY UNTIL 30 JUNE 2004. ALL OTHER CONDITIONS REMAIN UNCHANGED AS STIPULATED IN OUR ORIGINAL L/C DATED 14 NOVEMBER 2002.

THIS SWIFT IS THE OPERATIVE INSTRUMENT AND NO MAIL CONFIRMATION WILL FOLLOW.

YOUR FAITHFULLY
BANK SARASIN AND CO. LTD.
LINDA AFFOLTER

-MAC/4378F2CE

*** END DF MESSAGE ***

THE TORONTO DOMINION BANK, GLOBAL TRADE FINANCE - VANCOUVER
NOTIFICATION OF IRREVOCABLE DOCUMENTARY CREDIT

BANK: SARASIN AND CO. LTD. BASEL, SWITZERLAND REF. NO. 5952 OUR REF: SB15317

WE ARE PLEASED TO ANSWER ANY QUESTIONS YOU MAY HAVE CONCERNING THE CREDIT AND TO ASSIST YOU IN OBTAINING PAYMENT. PLEASE FEEL FREE TO CALL MR. WING FU AT (604) 654-3830 OR JOHN LAI AT (604) 654-3150.

/S/ SIGNATURE    L1028

AUTHORIZED SIGNATURE